Exhibit 10.13

AMENDMENT NO. 1

TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Amended and Restated Employment Agreement (this “Amendment”) is effective as of November 16, 2022, by and between Renters Warehouse, LLC, a Minnesota limited liability company (the “Company”), and Kevin Ortner (“Executive”). All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Agreement (as defined below).

RECITALS:

The Company and Executive entered into that certain Amended and Restated Employment Agreement (the “Agreement”), dated effective as of September 15, 2016. The Company and Executive desire to amend the Agreement pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, agree as follows:

1.	Amendment to Compensation. Beginning January 1, 2023, the Company shall pay, and Executive shall be entitled to receive from Company, an Annual Salary of $400,000, less all taxes and withholdings required by law. Such salary shall be paid in accordance with the standard payroll practices of the Company, which at its sole discretion may be amended from time to time.

a.	Salary Increase Upon Reaching Incentive Targets: Executive’s Annual Salary shall increase to $450,000 if and when the Company has achieved, for any consecutive twelve (12) month period, both:

(i)	$75 million Gross Revenue; and

(ii)	$5 million in EBITDA.

b.	In all cases, Executive’s compensation will be reviewed and subject to adjustment, at least annually, by the Compensation Committee.

2.	No Other Changes; Entire Agreement. Except as amended hereby, the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of this Amendment and the Agreement, the terms of this Amendment shall govern. This Amendment and the Agreement constitute the sole agreement containing the subject matter hereof.

3.	Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the State of Minnesota. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The descriptive headings for the several sections of this Amendment are inserted for convenience only and not to confine or limit any of the terms or provisions hereof. Electronic signatures (e.g., “.pdf”, “DocuSign”, etc.) and photocopies shall be deemed originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 effective as of the date set forth above.

THE COMPANY:		EXECUTIVE:

Renters Warehouse, LLC

Signed:	/s/ Christopher A. Laurence	/s/ Kevin Ortner
By:	Christopher A. Laurence	Kevin Ortner
Its:	CEO